                                                                    EXHIBIT 99.4



                  CONSENT TO BE NAMED IN REGISTRATION STATEMENT

I, the undersigned, do hereby consent to being named in the Registration Statement on Form S-1, as well as any amendments thereto, that LightFirst Inc. files with the Securities and Exchange Commission in connection with its initial public offering.

Dated: As of August 18, 2004


                                    /s/ Stephen J. Kennedy
                                    --------------------------------------------
                                    Stephen J. Kennedy
                                    Director Nominee